UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 8, 2026

Entegris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ENTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 9, 2026, Entegris, Inc. (the “Company”) hosted its 2026 Capital Markets Day (the “Capital Markets Day”). At the event, members of management presented information on, among other things, the Company’s long-term growth strategy, long-term financial model and capital allocation framework. The event was webcast live on the Company’s investor relations website at investor.entegris.com. A copy of the press release the Company issued on November 9, 2026 about the Capital Markets Day is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the presentation materials used at the event is furnished as Exhibit 99.2. The presentation materials are also available on the Company’s investor relations website. Information on or accessible through the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not an admission as to the materiality of such information.

Item 8.01	Other Events.

Share Repurchase Program. On November 8, 2026, the Board of Directors of the Company (the “Board”) authorized a share repurchase program under which the Company may repurchase up to $500 million of its outstanding common stock. The program has no expiration date. Repurchases may be made from time to time through open market purchases, privately negotiated transactions, accelerated share repurchase arrangements or Rule 10b5-1 trading plans. Management will determine the amount and timing of repurchases based on market conditions and other factors. The program does not obligate the Company to acquire any particular amount of its common stock and may be suspended or discontinued at any time.

Dividend. The Company also announced that it expects to increase its quarterly cash dividend by 10% beginning in the first quarter of 2027. The declaration, amount and timing of any future dividend are subject to the discretion and approval of the Board.

Forward-Looking Statements. Certain statements and assumptions in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 hereto, contain forward-looking statements, including, without limitation, statements about the Company’s share repurchase program and expected dividends. These statements involve risks and uncertainties that could cause actual results to differ materially, including those described under “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the Company’s subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this report speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 9, 2026
99.2	Capital Markets Day Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: November 10, 2026	By:	/s/ Sukhi Nagesh
	Name:	Sukhi Nagesh
	Title:	Senior Vice President and Chief Financial Officer